UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 18, 2017

NABUFIT GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North

Orem, UT 84097

(Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Debt Financing

Effective May 18, 2017, NABUfit Global, Inc. (the “Company”) entered into a Securities Purchase Agreement dated May 9, 2017 (“Purchase Agreement”) with PowerUp Lending Group LTD (“PowerUp”). In conjunction with the Purchase Agreement, the Company has signed a Convertible Promissory Note for $58,000 (the “Note”). The Note contains an interest rate of nine percent per annum and has a maturity date of February 9, 2018.  The amounts due under the Note are convertible at any time after 180 days but prior to the Maturity Date at a rate of 65% of the market price.

A form of the Purchase Agreement and Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Subscription Agreement and the purchase of the Shares set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 8.01         Other Events.

On May 24, 2017, the Company issued a press release announcing the debt financing with PowerUp. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits

10.1	Securities Purchase Agreement.
10.2	Convertible Promissory Note.
99.1	Press Release issued May 24, 2017

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 24rd day of May, 2017.

NABUFIT GLOBAL, INC.
By:	/s/ Robert Bench
	Name:	Robert Bench
	Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description of Exhibits

10.1	Securities Purchase Agreement.
10.2	Convertible Promissory Note.
99.1	Press Release issued May 24, 2017